EXHIBIT 3.2A
                    BY-LAWS CATHTECH GROUP AND CERTIFICATION

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                                    BY-LAWS
                                      OF
                             CATHTECH GROUP, INC.

                           Adopted August    , 1999

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                                    BY-LAWS
                                   ARTICLE I
                                 SHAREHOLDERS

      Section 1. Method of Acting. Any action of the shareholders of the corporation may be taken without a meeting provided a resolution or a consent in writing to the action in question is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such resolution or consent is filed among the records of the corporation. Such resolution or consent shall have the same force and effect as a unanimous vote of the shareholders, but in any certificate or documents filed with the Department of State of the State of Florida under Chapter 607 of the Florida Statutes, the document or certificate shall state that written consent, pursuant to Florida Statutes ss.607.0704, was given in lieu of a meeting. Within ten (10) days after obtaining such authorization by consent or resolution notice as required by ss.607.0704 of the Florida Statutes shall be given to those shareholders who have not consented in writing.
      Section 2. Annual Meetings. Meetings of the shareholders of the corporation shall be held annually within three (3) months of the end of the fiscal year on such date and at such time as may be fixed by the Board of Directors, or if none has been fixed by the Board prior to the first day of said month, then by the president. A meeting of the shareholders may occur under any circumstances in which all participants in a meeting are able to converse with one another, expressly including discussions by telephone or radio. Physical presence of the participants at the same place is not necessary for a meeting. The minutes of a meeting need not state whether all participants were present in




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person or not and the certificate of the secretary in the minutes that a meeting was held and that named individuals were present shall be conclusive as against any third party.
      Section 3. Special Meetings. Special meetings of shareholders may be called at any time by a majority of the directors of the corporation, the holders of not less than one tenth (1/10) of all the shares entitled to vote at the meeting, or by the president, upon the giving of notice as hereinafter described.
      Section 4. Notice. At least ten (10) days but not more than sixty (60) days prior to any annual or special meeting, the corporation shall give notice to each shareholder of record, such notice to contain a statement of the purpose or purposes for which the meeting is being called and to be served personally or sent by first class mail, postage pre-paid, to each of the shareholders of record at his address as it appears on the transfer books of the corporation; but at any meeting at which all shareholders shall be participants as defined in
Section 2 or at which shareholders not participants have waived notice in writing, the giving of notice as above described shall not be required. Any business may be acted upon at the annual meeting. Action taken on business at a special meeting that is not reasonably related to the purpose or purposes as specified in the notice for such special meeting shall be voidable as against the non-participants provided such non-participants object in writing to the corporation after learning of the action taken. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. In order to determine those shareholders entitled to notice of a meeting, the date on which notice of the meeting is mailed shall be the record date. In order to determine those shareholders entitled to vote at a meeting, the date on which notice of the meeting is mailed shall be the record date if a notice is mailed, but if no notice is mailed, the date of the meeting shall be the record date.
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      Section  5.   Quorum.   A  majority  of  the  shares   entitled  to  vote,
represented in person, by participation as described in Section 2 or by proxy, shall constitute a quorum at a meeting of shareholders.
      Section 6. Voting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.
      Section 7. Order of Business. The order of business of all meetings of the shareholders shall be as follows:
                  1.    Roll call.
                  2.    Proof of notice of meeting, or waiver of notice.
                  3.    Transaction of business.
                  4.    Adjournment.

                                  ARTICLE II
                                   DIRECTORS
      Section 1. Number. The affairs and business of this corporation shall be managed by a Board of Directors consisting of one or more members. The number of Directors shall be fixed by the shareholders, but such number may be increased or decreased by the Board of Directors.




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      Section 2. How Selected.  At each annual meeting,  the shareholders  shall elect Directors to hold office until the next succeeding annual meeting, provided, however, such election may be held in accordance with Section 1 of
Article I of these by-laws. In the event that Directors are not elected pursuant to the provisions of Article I, Section 1, they shall be elected by a plurality of votes cast at the annual meeting or any special meeting of shareholders held for that purpose. Directors so appointed or elected shall constitute the Board of Directors, which shall be referred to as a Board, whether consisting of one or more than one member.
      Section 3. Term of Office. The term of office of each Director shall be one (1) year and until his successor shall have been elected and qualified or until his earlier resignation, removal from office, or death.
      Section 4. Duties. The Board of Directors shall have the control and general management of the affairs and business of the corporation. Such Directors shall act as a Board, by majority, and may adopt such rules and regulations for the conduct of their meetings and the management of the corporation as they may deem proper and which are not inconsistent with these by-laws and the laws of the State of Florida. The Board of Directors may designate a committee of the Board to prepare or present information, opinions, reports, or statements, including financial statements and other financial data, dealing with any facet of the affairs and business of the corporation.
      Section 5. Method of Acting. The Board of Directors or any committee thereof may take any and all actions relating to the conduct of the corporate business by resolution or by written consent to the action in question, provided such resolution or written consent is signed by all of the Directors, or all of the members of the committee, as the case may be, and filed in the minutes of the proceedings of the Board or of the committee. Such resolution or written consent may be signed and filed either before or after the action in question is taken and shall have the same effect as a unanimous vote.




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      Section 6. Meetings.  Annual or other regular meetings of the Directors of the corporation are not required to be held. A meeting of the Board of Directors may be called at any time by the chairman of the Board, by the president of the corporation, or by any Director. Notice of such meeting shall be given to each Director either by personal delivery or by mail, telegram or cablegram at least two days before the meeting. Notice of a meeting of the Board of Directors need not be given to any Director who signs a waiver of notice either before or after the meeting or who attends the meeting and does not state at the beginning thereof any objection which he may have to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. A meeting of the Directors may occur under any circumstance in which all participants in the meeting are able to converse with one another and expressly includes discussions by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting. The minutes of a meeting need not state whether all participants were actually present in person or present in person as provided above and the certificate of the secretary in the minutes that a meeting was held and that the named individuals were present shall be conclusive as against any third party.
      Section 7. Quorum. A majority of the number of Directors fixed in accordance with these by-laws shall constitute a quorum for the transaction of business. In the event a quorum is not present, a majority of the Directors present may adjourn any meeting of the Board of Directors to another time and place. Notice of the time and place of any such adjourned meeting shall be given


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to the Directors who are not present at the time of the  adjournment  and to the
Directors who were present unless the time and place of the adjourned meeting were announced at the time of adjournment.
      Section 8. Voting. At all meetings of the Board of Directors, each Director is to have one (1) vote and the majority vote of the Directors present shall prevail.
      Section 9. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase of the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors even though the number of the remaining Directors may be less than a quorum of the Board of Directors. A Director so elected to fill a vacancy shall hold office until the next election of Directors by the shareholders.
      Section 10. Removal of Directors. Any one or more of the Directors may be removed either with or without cause at any time by unanimous resolution of the shareholders or by a vote of the shareholders holding a majority of stock at any special meeting called for such purpose. A Director may not be removed without a special meeting or a unanimous resolution, notwithstanding the provisions of
Article I, Section 1 of these By-Laws.
      Section 11. Responsibility of Board and Individual Directors to Collect, Account For and Pay Over Taxes. Notwithstanding the generality of the powers herein or elsewhere conferred upon the Board of Directors to manage the business of this corporation, neither the Board as a board, nor an individual Director as a director shall have an authority to collect, account for, or pay over any sums of money as taxes imposed upon the corporation by any governmental authority, whether municipal, county, state or federal.


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                                  ARTICLE III
                                   OFFICERS
      Section 1.  Number.  The officers of this corporation shall be:
                  1.    President
                  2.    Secretary
                  3.    Treasurer
                  4. Such other officers as the Board of Directors may from time to time deem necessary for the proper conduct of the corporation business.

      Section 2. Selection. All officers of the corporation shall be appointed by unanimous resolution of the Board of Directors or, in the alternative, elected by majority vote of the directors present at a special meeting of directors held for that purpose, and shall hold office for the term of one year and thereafter until their successors are duly appointed or elected, as the case may be.
      Section 3. Duties. The duties and powers of the officers of the corporation shall be as follows:
                                   President
      The president shall preside at all meetings of the Board of Directors and shareholders.
      He shall cause to be called special meetings of the shareholders and directors in accordance with these by-laws.
      He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees, and clerks of the corporation other than the duly appointed officers, subject to the approval of the Board of Directors.


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      He shall sign and make all  contracts  and  agreements  in the name of the corporation, and see that they are properly carried out.
      He shall see that the books, reports, statements and certificates of the corporation are properly kept, made and filed according to law.
      He shall sign all certificates of stock notes, drafts, or bills of exchange, warrants or other orders for the payment of money duly drawn by the treasurer.
      He shall enforce these by-laws and perform all the duties incident to the position and office, and which are required by law.
      He shall solely and personally be responsible for collecting, accounting for, and paying over all taxes imposed upon the corporation by any governmental authority, whether municipal, county, state or federal. This power is personal and exclusive to the president and may not be delegated by him nor regulated by the Board, nor shall it descend to the vice president.
                                   Secretary
      The secretary shall keep the resolutions, forms of written consent, minutes of the meetings of the Board of Directors and of the shareholders, and other official records of the corporation in appropriate books.
      He shall give and serve all notices of the corporation.
      He shall be custodian of the records and of the seal, and affix the latter when required.
      He shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of the owners thereof, alphabetically arranged, their respective places of residence, their post office addresses, the number of shares owned by each, the time at which each person became such owner,


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and the amount paid thereon;  and keep such stock and transfer  books open daily during business hours at the office of the corporation, subject to the inspection of any shareholder of the corporation, and permit such shareholder to make extracts from said books to the extent and as prescribed by law.
      He shall sign all certificates of stock.
      He shall present to the Board of Directors all communications addressed to
him   officially  by  the  president  or  any  officer  or  shareholder  of  the corporation.
      He shall attend to all correspondence and perform all the duties incident to the office of secretary.
                                   Treasurer
      The treasurer shall have the care and custody of and be responsible for all the funds and securities of the corporation, and deposit all such funds in the name of the corporation in such bank or banks, trust company or trust companies, or safe deposit vaults as the Board of Directors may designate.
      He shall sign, make, and endorse in the name of the corporation, all checks, drafts, warrants and orders for the payment of money and pay out and dispose of same and receipt therefore, under the direction of the president or the Board of Directors.
      He shall exhibit at all reasonable times his books and accounts to any director or shareholder of the corporation upon application at the office of the corporation during business hours.
      He shall render a statement of the condition of the finances of the corporation whenever requested by the Board of Directors.


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      He shall keep at the office of the corporation correct books of account of all its business and transactions and such other books of account as the Board of Directors may require.
      He shall do and perform all duties appertaining to the office of treasurer.
                                Other Officers
      Other officers  appointed or elected by the Board of Directors pursuant to
Section 1 of this Article shall have such duties and powers as are specified by the Board.
      Section 4. Bond. The treasurer shall, if required by the Board of Directors, give to the corporation such security for the faithful discharge of his duties as the Board may direct.
      Section 5. Vacancies, How Filled. All vacancies in any office shall be filled by the Board of Directors without undue delay in the manner set forth above for selection of officers.
      Section 6. Compensation of Officers. The officers shall receive such salary or compensation as may be determined by the Board of Directors.
      Section 7. Removal of Officers. The Board of Directors may remove any officer by unanimous resolution or by a majority vote at a special meeting called for that purpose, whenever, in the judgment of the Board of Directors, the best interests of the corporation will be served thereby.
      Section 8. Reimbursement of Disallowed Expenses. Any payments made to an officer of the corporation, such as salary, commission, bonus, interest, rent, or entertainment expense incurred by him, which are excessive in whole or in part, shall be reimbursed by such officer to the Corporation to the full extent of such excess.
                                  ARTICLE IV
      Section 1.  Seal.  The seal of the corporation shall be as follows:



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                                   ARTICLE V
      Section 1. Description of Share Certificates. The certificates representing shares shall be numbered and registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person owning the shares therein represented, with the number of shares and the date thereof. Such certificates shall exhibit the holder's name and the number of shares. They shall be signed by the president or vice president, and countersigned by the secretary or treasurer and sealed with the seal of the corporation.
      Section 2. Transfer of Shares. The shares of the corporation shall be assigned and transferable on the books of the corporation only by the person in whose name it appears on said books, or his legal representatives. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the secretary. In all cases of transfer, the former certificate must be surrendered and canceled before a new certificate may be issued. No transfer shall be made upon the books of the corporation within ten days next preceding any meeting of the shareholders.
                                  ARTICLE VI
                                   DIVIDENDS
      The Board of Directors may by resolution or vote declare such dividends as are permitted by law whenever, in their opinion, the condition of the corporation's affairs will render it expedient for such dividends to be declared.


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                                  ARTICLE VII
                              BILLS, NOTES, ETC.
      Section 1. How Made. All bills payable, notes, checks or other negotiable instruments of the corporation shall be made in the name of the corporation, and shall be signed by such officer or officers as the Board of Directors shall from time to time direct. No officer or agent of the corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft or warrant or other negotiable instrument, or endorse the same in the name of the corporation, or contract or cause to be contracted any debt or liability in the name or behalf of the corporation, except as herein expressly prescribed and provided.
                                 ARTICLE VIII
                                  AMENDMENTS
      Section 1. How Amended. These by-laws may be altered, amended, or repealed by unanimous resolution of the shareholders or Board of Directors, or by an affirmative vote of a majority of the shareholders or directors at a special meeting called for that purpose, provided that the notice of the meeting shall state the alterations, amendments or changes which are proposed to be made. Only such changes as have been specified in the notice shall be made. If, however, all the shareholders or members of the Board shall be present at any meeting, these by-laws may be amended by a unanimous vote, without any previous notice.
                                  Approved by:


                                   Alan Rabin
                                    Director


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                                     CARDIAC CONTROL SYSTEMS, INC.,
                                     a Delaware corporation, as shareholder



                                     By:  Alan Rabin
                                     Its: President


                                     POTTER FINANCIAL, INC., a Florida
                                     corporation, as shareholder



                                     By:  Barry Potter
                                     Its: President


                                     ROSS, FORSTER, SCILLIA & BROOKS,
                                     INC., a Florida corporation, as shareholder



                                     By:  Michael Scillia
                                     Its: CEO




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3.2A   CFO Stmt

                             Goldenaccess.com, Inc.
                         1440 John F. Kennedy Cswy. #301
                           North Bay Village, Fl.33141
--------------------------------------------------------------------------------

CERTIFIED STATEMENT OF CFO

I, Clifford Y. Pierce, President and CFO of GOLDENACCESS.COM, INC. am, and since my employment on June 13, 1997, have been an officer of GOLDENACCESS.COM, INC. I have participated in all corporate activity since that time and am competent to execute this certification of corporate matters.

I am aware that no Bylaws or other governing documents have been adopted by the corporation, its directors or shareholders other than the Articles of Incorporation filed 1997, amended in August of 1999, and as further amended, and that there have been no amendments or changes to those Articles except for the following:

1.    -to change the par value of the common stock to $.001 per share.

2. -to increase the authorized shares to 10,000,000 shares.

I am also aware that no event has occurred which would affect the authority or powers granted therein.

I am also aware that the current Annual List of Officers as filed with the Florida Secretary of State is complete and accurate.

I HEREBY CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAWS OF THIS STATE THAT THE FOREGOING IS TRUE AND ACCURATE TO THE BEST OF MY KNOWLEDGE.

----------------------        -----------------
Clifford Pierce                           Date


      STOCK LEDGER STATEMENT

This statement made by GOLDENACCESS.COM, INC., maintained and kept on file at its registered office in Florida in compliance with Section of the Florida Revised Statutes.

The name of the custodian of our stock ledger or duplicate stock ledger is:

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                    CONSENT OF DIRECTORS IN LIEU OF MEETING
                            RESOLUTIONS OF DIRECTORS
                              CATHTECH GROUP, INC.
                                AUGUST 26, 1999


      The undersigned, being all directors of CATHTECH GROUP, Inc. ("the Corporation) hereby consent to the taking of the following action in lieu of meeting and hereby waive any notice required to be given in connection therewith:

      RESOLVED by the Board of Directors of the Corporation that

      1.  Approval of Plan and Agreement of Merger.

      (a) The plan and agreement of merger between the Corporation and GOLDENACCESS.COM, INC. a Florida corporation, attached as an exhibit in this resolution is hereby approved as to form and substance.

      (b) The president and/or vice president of the Corporation are hereby authorized and directed to execute the plan and agreement of merger, articles of merger, and any related documents and to take all such actions as may be required to complete the transactions contemplated by the plan and agreement of merger.

      2.  Public Offering of Securities.

      (a) Immediately following the filing of the plan and agreement of merger described above with all jurisdictions where such filing is required to complete the merger contemplated hereby, the president and/or vice-president of the Corporation are hereby directed and authorized to cause the common stock of the Corporation owned by Cardiac Control Systems, Inc., shareholders and their designees and assigns, Potter Financial Inc., its shareholders and their designees and assigns, to be registered with the Securities and Exchange Commission and appropriate state securities agencies so as to be qualified for public market status and for distribution, when registered, to the shareholders of Cardiac Control Systems, Inc., as a stock dividend to its shareholders as selected by Cardiac Control Systems, Inc.;

      (b) The president and/or vice-president of the Corporation are hereby authorized and directed to effect the public registration and issuance of shares of the Corporation's common stock (including the common stock owned by Cardiac Control Systems, Inc., shareholders and their designees and assigns, and Potter Financial Inc., its shareholders and their designees and assigns,), preferred stock and/or warrants and to retain, in their discretion, such underwriters or selected dealers to affect a public distribution of such common stock, preferred and/or warrants, to take all actions necessary to negotiate and enter into distribution agreements with such underwriters or selected dealers and to pay appropriate compensation, including by the issuance of securities or rights to securities in the Corporation, to such underwriters or selected dealers;


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      (c) The president  and/or  vice-president  of the  Corporation  are hereby authorized and directed to take any and all actions necessary to file with the Securities and Exchange Commission and appropriate state agencies a registration statement covering the securities of the Corporation and to employ such professionals or others as may be appropriate to prepare and file such registration statement;

      (d) The president and/or vice-president of the Corporation are hereby authorized and directed to execute in the name and on behalf of the Corporation, and to procure all other necessary signatures, to such registration statement and to any and all amendments or supplements thereto;

      (e) The registration statement and any and all amendments and supplements thereto may be signed by any one of the president or vice-president as the attorney-in-fact for the Corporation, with full power of substitution and resubstitution; and the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such registration statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer for whom he is acting as attorney-in-fact, might or could do in person;

      (f) The president and/or vice-president of the Corporation and its counsel are hereby authorized to appear on behalf of the Corporation before the Securities and Exchange Commission and any state agency in connection with any matter relating to the registration statement and to any amendment or supplement thereto;

      (g) The form of common stock, preferred stock and/or warrant certificates as be selected by the president or vice-president are authorized and approved, with such additions thereto, deletions therefrom or changes therein, as shall be approved by the president or vice-president;

      (h) The president and/or vice-president are hereby authorized to determine the states in which appropriate action shall be taken to qualify or resister all or such part of the securities as such officers may deem advisable; such officers hereby are authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation of the papers and documents so executed and the action so taken;

      (i) The Board of Directors hereby adopts the form of any resolution required by any state securities law to be adopted in connection with an application for qualification or registration of securities, or any consent to service of process or other requisite paper or document required to be filed in connection therewith, if (l) in the opinion of the president and/or vice president of the Corporation the adoption of such resolution is necessary or advisable, such consent to be conclusively evidenced by signature of the


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president  and/or  vice  president  (2) the  secretary  or  assistant  secretary evidences such adoption by inserting in the minutes a copy of such resolution, which thereupon will be deemed to be adopted by this Board of Directors with the same force and effect as if specifically adopted at this meeting;

      (j) The president and/or vice president may at any time hereafter appoint any qualified transfer agent for the securities to act in accordance with its general practice and its customary regulations, and until such time the secretary or assistant secretary shall act as transfer agent;

      (k) The president and/or vice-president of the Corporation are hereby authorized and empowered to take final action on all such matters as they may deem necessary or advisable to carry out the registration and issuance of the securities; and to take such further action as such officers may deem necessary or desirable to effect the intent of the foregoing resolutions.

      Effective as of August 26, 1999.



                                    -----------------------------
                              Alan Rabin, President
                              CathTech Group, Inc.

                           RESOLUTION OF SHAREHOLHERS
                   CONSENT OF SHAREHOLDERS IN LIEU OF MEETING
                              CATHTECH GROUP, Inc.
                                AUGUST 26, 1999


      The undersigned, being the sole shareholders of CATHTECH GROUP, Inc. ("the Corporation") hereby consent to the taking of the following action in lieu of meeting and hereby waives any notice required to be given in connection therewith:

      RESOLVED by the shareholders of the Corporation that the plan and agreement of merger between the Corporation and GOLDENACCESS.COM, INC., a Florida corporation, as approved by the Board of Directors of the Corporation, is hereby approved as to form and substance.

      Effective as of AUGUST 26, 1999.

                              CATHTECH GROUP, INC.


                                    By______________________________
                                          Alan Rabin, President


                             Potter Financial, Inc.
ATTEST:

                                    By_______________________________
__________________________                Barry Potter, President
Secretary

                                    Ross, Forster, Scillia, & Brooks, Inc.


                                    By________________________________
                                          Michael Scillia, Chairman




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                            SECRETARY'S CERTIFICATE
                              CATHTECH GROUP, INC.
                                AUGUST 26, 1999


      I, , Secretary of CATHTECH GROUP, INC., a corporation organized and existing under the laws of the State of Florida, hereby certifies that the Plan and Agreement of Merger to which this certificate is attached was duly adopted pursuant to Sections ***251 and 252 of the Florida General Corporation Law by the affirmative vote of the stockholders holding two million eight hundred seventy two thousand five hundred shares (2,872,500) shares of the capital stock of the corporation, being 100 percent of the shares then issued and outstanding having voting power.

      WITNESS my hand on this 26TH day of August, 1999.

                                          CATHTECH GROUP, INC.



                                          -----------------------------
                                    Secretary


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